Exhibit 99.1

FOR IMMEDIATE RELEASE

Comverge Announces Third Quarter 2008 Results

EAST HANOVER, N.J. —November 11, 2008 — Comverge, Inc. (NASDAQ: COMV) announced today its operating results for the third quarter of 2008.

“During the third quarter Comverge won its largest Virtual Peaking Capacity® (VPC) contract ever in terms of potential future contracted revenues, demonstrated strong year over year revenue growth generated positive cash flow from operations, and introduced a new PowerPortal® In-Home Display product that is an important part of our AMI portfolio of products and software.” said Robert M. Chiste, Comverge Chairman, President and CEO. “In addition, we recently entered into a five-year $25 million credit facility, improving our long-term liquidity position. Despite these challenging economic times, we have over $85 million of liquidity available to grow our business and take advantage of market opportunities which is a significant point of differentiation for us.”
Comverge remains focused on the following three long-term value creation metrics by which the company operates: (1) megawatts owned under long-term contracts, (2) megawatts managed under open market programs, and (3) future estimated payments from long-term contracts. We have made significant progress on these three measures, through the first nine months of 2008, as evidenced by the following:

•   Megawatts owned under long term contracts have increased by 387 megawatts during 2008, which includes 165 megawatts still subject to regulatory approval. Our annual goal for megawatt growth is 250 to 300 megawatts added per year under new or expanded long-term contracts;

•   Megawatts managed in open market programs have increased by 437 megawatts during 2008. Our annual goal for megawatt growth is 400 to 500 megawatts added in open market programs; and

•   Future estimated payments from long-term contracts have increased by $202 million during 2008, which includes in excess of $114 million still subject to regulatory approval. Our annual goal for increasing contracted future payments from long-term contracts is $150 million to $175 million.

“We are very pleased to be on track to meet or exceed our goals related to these value creation metrics in 2008, as we believe this growth builds the foundation for increasing stockholder value over the long-term,” added Chiste.

Business Highlights:

Comverge’s business highlights for the third quarter of 2008 include:

▪ Awarded a Virtual Peaking Capacity 15-year contract with Arizona Public Service to provide up to 125 megawatts of contracted capacity for which regulatory approval is required;

▪ Expanded our Advance Metering Initiative (AMI) product portfolio with the introduction of the PowerPortal, In-Home Display unit;

▪ Total megawatts under management are:

           Megawatts under long term contracts, with regulatory approval             701
           Megawatts under open market programs                                              899
           Megawatts managed for a fee                                                              437
           Total megawatts (excluding 165 subject to regulatory approval)         2,037

Financial Summary:

Third quarter revenues for 2008 were $24.3 million, a 143% increase compared to $10.0 million in the third quarter of 2007. Revenues for both periods do not include revenues from our residential VPC contracts, which are deferred and recognized in the fourth quarter. Deferred revenues related to our VPC contracts were $17.7 million as of September 30, 2008, compared to $17.5 million as of September 30, 2007.

Adjusted EBITDA loss for the third quarter of 2008 was $4.7 million compared to an Adjusted EBITDA loss of $4.4 million for the third quarter of 2007. Adjusted EBITDA for both periods excludes the gross profit from our most profitable revenues, our deferred VPC contract revenues. Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, non-cash stock compensation expense and non-cash impairment charge (see Schedule 4 - Reconciliation of Non-GAAP Financial Measure to the Most Directly Comparable GAAP Financial Measure).

Net loss for the third quarter of 2008 was $81.8 million, or $3.85 per share, compared to a net loss of $5.3 million, or $0.28 per share for the third quarter of 2007. Net loss includes a previously announced non-cash impairment charge for goodwill and certain intangible assets of $75.4 million related to our acquisition of Enerwise Global Technologies, Inc. in 2007. Net of a $1.1 million tax benefit, the net non-cash impairment charge of $74.3 million was a $3.49 loss per share.

Comverge ended the quarter with unrestricted cash and marketable securities of $57.5 million and generated $2.3 million in cash flow from operations during the third quarter of 2008.

Recent Developments:

As of the date of this release, we have 866 megawatts under long-term contract, which will contribute to expected contracted future revenues of $445 million. Of these amounts, 165 megawatts of capacity are still awaiting regulatory approval. This includes capacity under the Arizona Public Service and Southern California Edison long-term VPC contracts, representing what we expect to be in excess of $114 million in contracted future revenues. In the event we receive regulatory approval on these 165 megawatts, our total megawatts managed will be 2,202 megawatts.

As previously announced, we obtained a 5-year $25 million senior credit facility with Silicon Valley Bank which will be utilized to repay $15 million of our maturing convertible notes and $10 million for our working capital needs and issuance of letters of credit. This new credit facility, combined with our strong cash position and our GE Capital credit facility, provides us with over $85 million of capital available to grow our business. We anticipate no need to access the capital markets in the coming year.

Additional Information:

Comverge will discuss these results for the third quarter of 2008 and our expectations for the future in a conference call scheduled today, November 11, 2008 at 5:00 p.m. EST. This call can be accessed via Comverge’s website at http://ir.comverge.com. To participate in the call, dial 877-419-6598 (719-325-4864 for international calls) and indicate your intention to join the call.

An audio replay of the call will be available at approximately 10 p.m. EST today, November 11, 2008 until 12 a.m. (midnight) Tuesday, November 18, 2008 by dialing 888-203-1112 (719-457-0820 for international calls), using conference code number 5074513. Additionally, the results will be reported in the Investor Relations section on Comverge’s website at http://ir.comverge.com.

This webcast will be available online and archived on Comverge’s website until December 31, 2008 at 12:00 a.m. EST.

Additional financial information on Comverge can be found in the Company’s Quarterly Report on Form 10-Q for the quarter-ended September 30, 2008, which will be filed tomorrow with the Securities and Exchange Commission.

About Comverge

Comverge, with over 2,200 megawatts of clean energy capacity under management, is a leading provider of clean energy solutions that improve grid reliability and supply electric capacity on a more cost effective basis than conventional alternatives by reducing base load and peak load energy consumption. For more information, visit www.comverge.com. Virtual Peaking Capacity and PowerPortal are registered trademarks of Comverge, Inc.

For Comverge Investors

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release are not and do not constitute historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward looking statements include projected year end revenues for 2008, projected contracted revenues, projected regulatory changes or approvals, the amount of revenue and megawatts that will be generated by long-term contracts and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this release do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks associated with Comverge’s business involving our products, the development and distribution of our products and related services, regulatory changes, rule changes with open markets, economic and competitive factors, our key strategic relationships, and other risks more fully described in our most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Comverge assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Regulation G Disclosure - Non-GAAP Financial Information:
Non-GAAP financial measures are based upon our unaudited consolidated statements of operations for the periods shown, giving effect to the adjustments shown in the reconciliations set forth below. This presentation is not in accordance with, or an alternative for, U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, Comverge believes that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation below, provides meaningful information and therefore uses it to supplement its GAAP reporting and internally in evaluating operations, managing and benchmarking performance. The Company has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations below, and to provide an additional measure of performance.

For Additional Information:

Michael Picchi
Executive Vice President and CFO
Comverge, Inc.
770-696-7660, invest@comverge.com

Chris Neff
Director of Marketing
Comverge, Inc.
973-947-6064, cneff@comverge.com

SCHEDULE 1
COMVERGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue
Product	$ 4,796	$ 3,717	$ 12,247	$ 10,854
Service	19,489	6,291	32,012	9,508
Total revenue	24,285	10,008	44,259	20,362

Cost of revenue
Product	2,973	2,281	7,672	6,965
Service	14,060	4,599	21,102	6,055
Total cost of revenue	17,033	6,880	28,774	13,020

Gross profit	7,252	3,128	15,485	7,342
Operating expenses
General and administrative expenses	9,507	5,722	26,423	14,457
Marketing and selling expenses	4,314	2,687	12,194	6,749
Research and development expenses	140	190	676	819
Amortization of intangible assets	610	280	1,922	308
Impairment charges	75,432	-	75,432	-

Operating loss	(82,751)	(5,751)	(101,162)	(14,991)

Interest and other (income) expense, net	158	(462)	14	(830)

Loss before income taxes	(82,909)	(5,289)	(101,176)	(14,161)
Provision (benefit) for income taxes	(1,140)	7	(970)	21

Net loss	$ (81,769)	$ (5,296)	$ (100,206)	$ (14,182)

Net loss per share
Basic and diluted	$ (3.85)	$ (0.28)	$ (4.75)	$ (1.12)

Weighted average shares used in
computation	21,258,430	19,105,624	21,101,887	12,714,474

SCHEDULE 2
COMVERGE, INC.
SEGMENT INFORMATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Utility Products and Services	$5,775	$4,748	$14,830	$13,616
Residential Business	5,577	694	10,680	2,167
Commercial and Industrial Business	12,933	4,566	18,749	4,579
Total Revenue	$24,285	$10,008	$44,259	$20,362

Cost of Revenue:
Utility Products and Services	$3,391	$2,862	$8,667	$8,131
Residential Business	3,165	531	5,784	1,400
Commercial and Industrial Business	10,477	3,487	14,323	3,489
Total Cost of Revenue	$17,033	$6,880	$28,774	$13,020

Gross Profit:
Utility Products and Services	$2,384	$1,886	$6,163	$5,485
Residential Business	2,412	163	4,896	767
Commercial and Industrial Business	2,456	1,079	4,426	1,090
Total Gross Profit	$7,252	$3,128	$15,485	$7,342

SCHEDULE 3
COMVERGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2008	2007
Assets
Cash and cash equivalents	$28,655	$39,755
Restricted cash	2,207	2,151
Marketable securities	28,865	33,174
Accounts receivable, net	24,074	12,194
Inventory, net	4,168	2,988
Deferred costs	5,829	1,615
Other current assets	1,639	2,841
Total current assets	95,437	94,718

Restricted cash	880	214
Property and equipment, net	19,865	14,011
Intangible assets, net	9,225	18,828
Goodwill	8,179	74,369
Other assets	828	1,005
Total assets	$134,414	$203,145

Liabilities and Shareholders' Equity
Accounts payable	4,333	4,571
Deferred revenue	20,113	4,340
Accrued expenses	11,815	3,976
Current portion of long-term debt	20,035	-
Other current liabilities	4,900	7,131
Total current liabilities	61,196	20,018

Deferred revenue	1,555	1,697
Long-term debt	9,778	26,337
Other liabilities	2,099	2,462
Total long-term liabilities	13,432	30,496

Common stock	22	21
Additional paid-in capital	219,132	211,403
Common stock held in treasury	(64)	-
Accumulated deficit	(159,030)	(58,824)
Accumulated other comprehensive income	(274)	31
Total shareholders' equity	59,786	152,631
Total liabilities and shareholders' equity	$134,414	$203,145

SCHEDULE 4
COMVERGE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO THE
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURE
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net loss	$(81,769)	$(5,296)	$(100,206)	$(14,182)
Depreciation and amortization	899	450	2,586	718
Interest (income) expense, net	171	(469)	(30)	(908)
Provision for income taxes	(1,140)	7	(970)	21

EBITDA	$(81,839)	$(5,308)	$(98,620)	$(14,351)

Non-cash stock compensation expense	1,664	865	5,416	1,542
Non-cash impairment charge	75,432	-	75,432	-

Adjusted EBITDA	$(4,743)	$(4,443)	$(17,772)	$(12,809)

See "Non-GAAP Financial Information" above in this earnings press release for information on the use of this Non-GAAP financial measure

COMVERGE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands, except share data)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Cash flows from operating activities
Net loss	$(81,769)	$(5,296)	$(100,206)	$(14,182)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	289	170	664	410
Amortization of intangible assets	610	280	1,922	308
Stock-based compensation	1,664	865	5,416	1,542
Impairment charges	75,432	-	75,432	-
Other	(725)	(171)	(693)	(135)
Changes in working capital	6,821	3,475	3,911	8,112
Net cash provided by (used in) operating activities	2,322	(677)	(13,554)	(3,945)

Cash flows from investing activities
Changes in restricted cash	1,790	-	(722)	-
Cash paid for acquisitions, net of cash acquired	(48)	(23,509)	(48)	(23,791)
Purchases of marketable securities	(8,797)	(8,868)	(31,642)	(73,193)
Maturities of marketable securities	6,346	39,327	35,826	40,800
Purchases of property and equipment	(3,011)	(608)	(6,258)	(2,306)
Net cash provided by (used in) investing activities	(3,720)	6,342	(2,844)	(58,490)

Cash flows from financing activities
Proceeds from exercises of stock options	107	48	354	1,206
Borrowings under credit agreement	1,904	1,760	5,598	3,394
Repayment of senior loan agreement	-	(1,000)	-	(1,000)
Net proceeds (payments) from issuance of common stock	-	(362)	(614)	86,400
Payment of employee taxes due to net settlement stock option exercises	(12)	-	(40)	-
Payment of debt issuance costs	-	-	-	(1,274)
Net cash provided by financing activities	1,999	446	5,298	88,726

Net change in cash and cash equivalents	601	6,111	(11,100)	26,291
Cash and cash equivalents at beginning of period	28,054	23,954	39,755	3,774
Cash and cash equivalents at end of period	$28,655	$30,065	$28,655	$30,065